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                                                                    EXHIBIT 21.1

                               AMAZON.COM, INC.
                             LIST OF SUBSIDIARIES

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                               JURISDICTION OF
      NAME                      INCORPORATION                 PERCENT OWNED
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Amazon.com Holdings, Inc.         Delaware                         100%

Amazon.com LLC                    Delaware                         100%

Amazon.com.gadc, Inc.             Delaware                         100%

Amazon.com.kydc, Inc.             Delaware                         100%

Amazon.com Int'l Sales, Inc.      Delaware                         100%

Amazon.de GmbH                    Germany                          100%

Amazon Logistik GmbH              Germany                          100%

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